AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of October 29, 2010 to the CREDIT AGREEMENT (as amended from time to time, the “Agreement”), dated as of October 6, 2008, among the Borrowers listed from time to time on Schedule I thereto, as it may be amended from time to time, the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that Schroder QEP Global Value Fund and Schroder QEP Global Quality Fund of the Schroder Global Series Trust (hereinafter referred to as the “New Borrowers”) be added as “Borrowers” under the Credit Agreement;

WHEREAS, the Borrowers have requested that the Agreement be amended to reflect the change in the name of a Borrower from Schroder International Diversified Value Fund to Schroder International Multi-Cap Value Fund;

WHEREAS, the Lenders, the Administrative Agent and the Trusts are agreeable to such request;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

1.                                       Definitions.  All terms defined in the Agreement shall be used herein as defined in the Agreement unless otherwise defined herein or the context otherwise requires.

2.               Amendments.

The New Borrowers are hereby added as “Borrowers” to the Credit Agreement and, accordingly, Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule I to this Amendment.

3.                                       Representations and Warranties.  Each Borrower represents and warrants that:

(a)                                  no Default or Event of Default has occurred and is continuing; and

(b)                                 the representations and warranties made by such Borrower in Section 3 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

4.                                       Effect of Amendment.  On and after the date this Amendment becomes effective in accordance with Section 4 hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, and each reference in the Notes referring to “the Agreement,” “thereunder,” “thereof,” or words of like import shall mean the Agreement as amended by this Amendment.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

5.                                       Miscellaneous.  (a) This Amendment shall be effective (as of the date hereof) on the date when:

(i) counterparts of this Amendment shall have been executed by the Trusts, the Lenders and the Administrative Agent;

(ii) each New Borrower shall executed and delivered the joinder in the form of Exhibit 2.13(a) to the Credit Agreement;

(iii) each New Borrower shall have delivered the documents and instruments required to be delivered by the Borrowers pursuant to Section 4.1 of the Credit Agreement, including an opinion of general or special counsel for the New Borrowers; and

(iv) each New Borrower shall have paid to the Administrative Agent a fee $1,500, as required by Section 2.13(a).

(b) This Amendment (i) may be executed in one or more counterparts by the parties hereto, delivery of which by telecopy or emailed pdf. shall be effective as delivery of a manually executed counterpart of this Amendment; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (iii) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Remainder of the Page Left Intentionally Blank

Signature Page to Follow

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Ayesha Umer
Name:	Ayesha Umer
Title:	Vice President

SCHRODER CAPITAL FUNDS (DELAWARE)
Schroder International Alpha Fund
Schroder US Opportunities Fund

SCHRODER SERIES TRUST
Schroder International Multi-Cap Value Fund
Schroder Total Return Fixed Income Fund
Schroder Multi-Asset Growth Portfolio
Schroder US Small and Mid Cap
Opportunities Fund
Schroder Emerging Market Equity Fund

SCHRODER GLOBAL SERIES TRUST
Schroder North American Equity Fund
Schroder QEP Global Value Fund
Schroder QEP Global Quality Fund

By:	/s/ Mark A. Hementez
Name:	Mark A. Hementez
Title:	Authorized Signatory

Schedule I to Amendment No. 2

SCHEDULE I

BORROWERS	% PRO-RATA ALLOCATION

Schroder International Alpha Fund	4.28%

Schroder US Opportunities Fund	13.87%

Schroder International Multi-Cap Value Fund	0.93%

Schroder Total Return Fixed Income Fund	16.31%

Schroder Multi-Asset Growth Portfolio	0.62%

Schroder US Small and Mid Cap Opportunities Fund	6.46%

Schroder Emerging Market Equity Fund	15.11%

Schroder North American Equity Fund	38.24%

Schroder QEP Global Value Fund	2.09%

Schroder QEP Global Quality Fund	2.09%